Exhibit 10.9
Dated 7 September 2016

   Royal Caribbean Cruises Ltd. (1)
(the Borrower)

        KfW IPEX-Bank GmbH (2)
     (the Hermes Agent)
       KfW IPEX-Bank GmbH (3)
   (the Facility Agent)

       KfW IPEX-Bank GmbH (4)
   (as Initial Mandated Lead Arranger)

      Bayerische Landesbank Munich (5)
   BNP Paribas Fortis S.A./N.V.
   Commerzbank AG, New York Branch
   DZ Bank AG
     Skandinaviska Enskilda Banken AB (publ)
(the Mandated Lead Arrangers)
   and

   certain financial institutions (6)

   (the Lenders)

Amendment No. 1 in connection with the Credit Agreement in respect of Hull S-713

Contents
Section    Page
1Interpretation and definitions    1
2Amendment of the Existing Credit Agreement    2
3Conditions of Effectiveness of Amended Agreement    2
4Representations and Warranties    2
5Incorporation of Terms    2
6Costs and Expenses    3
7Counterparts    3
8Governing Law    3
Schedule 12

THIS AMENDMENT NO. 1 (this Amendment) is dated 7 September      2016 and made BETWEEN:

(1)	Royal Caribbean Cruises Ltd. (a corporation organised and existing under the laws of The Republic of Liberia) (the Borrower);

(2)	KfW IPEX-Bank GmbH as facility agent (the Facility Agent);

(3)	KfW IPEX-Bank GmbH as Hermes agent (the Hermes Agent);

(4)	KfW IPEX-Bank GmbH as initial mandated lead arranger (the Initial Mandated Lead Arranger);

(5)
Bayerische Landesbank Munich, BNP Paribas Fortis S.A./N.V, Commerzbank AG, New York Branch, DZ Bank AG, and Skandinaviska Enskilda Banken AB (publ) as mandated lead arrangers (together with the Initial Mandated Lead Arranger, the Mandated Lead Arrangers); and

(6)	The financial institutions party thereto as lenders from time to time (the Lenders).
WHEREAS:

(A)
The Borrower, the Facility Agent, the Hermes Agent and the Lenders are parties to a credit agreement dated November 13, 2015 (the Existing Credit Agreement), in respect of the vessel with Hull number S-713 (the Vessel) whereby it was agreed that the Lenders would make available to the Borrower, upon the terms and conditions therein, a US dollar loan facility (the Facility) calculated on the amount equal to the sum of (a) up to eighty per cent (80%) of the Contract Price (as defined in the Existing Credit Agreement) of the Vessel but which Contract Price will not exceed EUR 948,850,000 and (b) up to 100% of the Hermes Fee (as defined therein).

(B)	The Parties wish to amend the Existing Credit Agreement to the extent set out in this Amendment.
NOW IT IS AGREED as follows:

1	Interpretation and definitions

1.1	Definitions in the Existing Credit Agreement

(a)
Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Existing Credit Agreement shall have the same meanings when used in this Amendment.

(b)	The principles of construction set out in the Existing Credit Agreement shall have effect as if set out in this Amendment.

1.2	In this Amendment:
Amended Agreement means the Existing Credit Agreement as amended in accordance with this Amendment.
Effective Date has the meaning set forth in Section 3.

1.3	Third party rights
Other than KfW in respect of its rights as the mandated CIRR provider on behalf of the government of the Federal Republic of Germany (represented by the Federal Ministry of Economic Affairs and Energy and the Federal Ministry of Finance) under the Loan Documents, unless expressly provided to the contrary in a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Amendment.

1.4	Designation
In accordance with the Existing Credit Agreement, each of the Lenders and the Facility Agent designates this Amendment as a Loan Document.

2	Amendment of the Existing Credit Agreement
In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the definition of “US Dollar Equivalent” in Section 1.1 of the Existing Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3 below, shall hereby be replaced on the Effective Date with the definition set out in Schedule 1 and the Existing Credit Agreement will be binding upon each of the parties hereto in accordance with its terms as so amended.

3	Conditions of Effectiveness of Amended Agreement
The Amended Agreement shall become effective in accordance with the terms of this Amendment on the date each of the following conditions has been satisfied to the reasonable satisfaction of the Facility Agent (the Effective Date):

(a)
The Facility Agent shall have received all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the Borrower pursuant to Section 6 below or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the Effective Date.

(b)	The representations and warranties set forth in Section 4 are true as of the Effective Date.
The Facility Agent shall notify the Lenders and the Borrower of the Effective Date and such notice shall be conclusive and binding.

4	Representations and Warranties
The representations and warranties in Article VI of the Amended Agreement (excluding Section 6.10 of the Amended Agreement) are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of this Amendment, in each case as if reference to the Loan Documents in each such representation and warranty was a reference to this Agreement.

5	Incorporation of Terms
The provisions of Section 11.2 (Notices), Section 11.6 (Severability; Independence of Obligations) and Subsections 11.14.2 (Jurisdiction), 11.14.3 (Alternative Jurisdiction) and 11.14.4 (Service of Process) of the Existing Credit Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those sections to “this Agreement” or “the Loan Documents” were references to this Amendment.

6	Costs and Expenses
The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Facility Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including the reasonable and documented fees and expenses of counsel for the Facility Agent with respect hereto and thereto as agreed with the Facility Agent) in accordance with the terms of Section 11.3 of the Existing Credit Agreement.

7	Counterparts
This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8	Governing Law
This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.
IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed and delivered as a deed as of the date first above written.

Schedule 1
“US Dollar Equivalent” means

(a)
for the EUR amount payable in respect of the final (delivery) instalment of the Contract Price (excluding the portion thereof comprising the Buyer's Allowance), the total of such EUR amount converted to a corresponding Dollar amount as determined using the weighted average rate of exchange that the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amount of EUR with Dollars for the payment of that final installment of the Contract Price and including in such weighted average the spot rates for any EUR amounts due that have not been hedged by the Borrower;

(b)
for all EUR amounts payable in respect of the Buyer's Allowance, the total of such EUR amounts converted to a corresponding Dollar amount as determined using the USD-to-EUR rate used by the Borrower to convert the relevant USD amount of the amount of the Buyer's Allowance into EUR for the purpose of the Builder invoicing the same to the Borrower in EUR in accordance with the Construction Contract; and

(c)
for the calculation and payment of the Hermes Fee in Dollars, the amount thereof in EUR converted to a corresponding Dollar amount as determined by Hermes on the basis of the latest rate for the purchase of EUR with Dollars to be published by the German Federal Ministry of Finance prior to the time that Hermes issues its invoice for the Hermes Fee.

Such rate of exchange under (a) above (whether forward or spot) shall be evidenced by foreign exchange counterparty confirmations. The US Dollar Equivalent of the portion of the Maximum Loan Amount under (a) above shall be calculated by the Borrower in consultation with the Facility Agent no less than three (3) Business Days prior to the proposed Disbursement Date. Such rate of exchange under (b) above shall be evidenced by the production prior to the Disbursement Date of the invoice from the Borrower to the Builder in respect of the Buyer's Allowance, which invoice shall contain the USD/EUR exchange rate used for determining the EUR amount of the Buyer's Allowance. The US Dollar amount of the Hermes Fee shall be calculated by Hermes and notified by the Facility Agent in writing to the Borrower as soon as practicable after Hermes issues its invoice therefor.

SIGNATORIES
Amendment No. 1 in respect of Hull S-713
The Borrower

ROYAL CARIBBEAN CRUISES LTD.    )
Name: Antje M. Gibson    )
Title: Vice President and Treasurer    )    /s/ Antje M. Gibson

Facility Agent, Mandated Lead Arranger, Hermes Agent and Lender
KfW IPEX-BANK GmbH    )
Name: Delphine Deroche    )
Title: Director    )     /s/ Delphine Deroche
Name: Mortiz Hennig    )
Title: Assistant Vice President    )     /s/ Mortiz Hennig

Mandated Lead Arranger and Lender
Bayerische Landesbank Munich    )
Name: Herta Albert    )
Title: Vice President    )     /s/ Herta Albert
Name: Doris Pollner    )
Title: Vice President    )    /s/ Doris Pollner
Mandated Lead Arranger and Lender
BNP Paribas Fortis S.A./N.V.    )
Name: Helmut Van Ginderen    )
Title: Head Business Management    )    /s/ Helmut Van Ginderen
Financing Solutions Brussels

Name: Xavier D’Harveng    )
Title: Head of Financing Solutions EMEA    )    /s/ Xavier D’Harveng
Corporate & Institutional Banking

Mandated Lead Arranger and Lender

Commerzbank AG, New York Branch      )
Name: Pedro Bell         )
Title:    Director                    )     /s/ Pedro Bell

Name: Waqas Chaudhry              )
Title:    Associate                )     /s/ Waqas Chaudhry

The Mandated Lead Arranger and Lender

DZ Bank AG
Name: Steffen Philipp                )
Title:    Vice President                )     /s/ Steffen Philipp

Name: Marie Luise Madej            )
Title:    Manager Export Finance        )     /s/ Marie Luise Madej
Mandated Lead Arranger and Lender
Skandinaviska Enskilda
Banken AB (publ)                )

Name: Simon Wakefield                )
Title:    Head of Acquisition Finance        )     /s/ Simon Wakefield

Name: Peder Garmefelt                )
Title:    Head of Shipping Finance, London    )     /s/ Peder Garmefelt